Exhibit  23.1

KABANI  &  COMPANY,  INC.
Certified  Public  Accountants
17011  Beach  Blvd.  Suite  1230,  Huntington  Beach,  CA  92647

Phone  (714)  843-5453  Fax  (714)  843-5451  www.kabanico.com




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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use, in the registration statement on Form SB-2 of ValCom, Inc., of Our report dated February 5, 2004 on our audit of the financial statements of ValCom, Inc. As of September 30, 2003 and 2002, and the results of its operations and cash flows for the years then ended.


/s/  Kabani  &  company,  Inc.
-----------------------------
Kabani  &  Company,  Inc.
Huntington Beach, California

November 16, 2004


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